Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 (dated August 15, 2014), of our report dated January 10, 2014, relating to the consolidated balance sheets of LiveDeal, Inc. and its subsidiaries (the “Company”) as of September 30, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended September 30, 2013.

Kabani & Company, Inc.

Certified Public Accountants

Los Angeles, California

August 15, 2014